SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 2, 2010

PRIMORIS SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26000 Commercentre Drive, Lake Forest, CA 92630

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code (949) 598-9242

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K, the terms “we,” “us,” “our” and the “Company” mean Primoris Services Corporation, a Delaware corporation, and our consolidated subsidiaries, taken together as a whole

Item 8.01               Other Events.

At June 30, 2010, we had 3,794,870 common stock purchase warrants outstanding.  Each warrant entitled the holder to purchase one share of our common stock at a price of $5.00 per share.  The warrants were exercisable until 5:00 PM EDT on October 2, 2010.  From July 1, 2010 through October 2, 2010, a total of 3,515,280 warrants were exercised, resulting in cash proceeds to us in the amount of $17,576,400.  A total of 33,744 warrants expired unexercised on October 2, 2010.

On September 7, 2010, we adopted a Rule 10b5-1 trading plan with CJS Securities, Inc. to facilitate the repurchase of our warrants.  A copy of the plan is attached as Exhibit 10.1 to our Current Report on Form 8-K, as filed on September 8, 2010.  From September 7, 2010 through September 28, 2010, CJS completed the repurchase of 245,846 warrants in accordance with the plan.

As a result of the above transactions, the total number of shares of our common stock outstanding as of October 2, 2010 was 47,753,891.

As of September 30, 2010, we had 450,000 unit purchase options (“UPO”) outstanding.  Each UPO entitled the holder to purchase one unit, comprised of one share of our common stock and one warrant, at a price of $8.80 per unit.  The warrants underlying the UPOs have also expired.  As a result, the UPOs, which expire on October 2, 2011, now entitle the holder to purchase one share of our common stock at a price of $8.80 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Date: October 6, 2010	By:	/s/ Peter J. Moerbeek

		Name:	Peter J. Moerbeek
		Title:	Executive Vice President, Chief Financial Officer